UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2011
ENERGY TRANSFER EQUITY, L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32740 (Commission File Number)	30-0108820 (IRS Employer Identification Number)
3738 Oak Lawn
Dallas, Texas 75219
(Address of principal executive offices, including zip code)
(214) 981-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Merger Agreement
     On June 15, 2011, Energy Transfer Equity, L.P., a Delaware limited partnership (the “Partnership”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sigma Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Partnership (“Merger Sub”), and Southern Union Company, a Delaware corporation (“SUG”). Under the terms of the Merger Agreement, which was unanimously approved by the Boards of Directors of the general partner of the Partnership and SUG, Merger Sub will merge with and into SUG, with SUG continuing as the surviving entity and becoming a wholly owned subsidiary of the Partnership (the “Merger”). Additionally, a special committee composed of the independent members of SUG’s Board of Directors (the “SUG Special Committee”) (i) unanimously approved the Merger Agreement and the Merger; (ii) determined that the Merger Agreement and the Merger are advisable, fair to and in the best interests of, SUG and its stockholders; and (iii) recommended approval of the Merger Agreement and the Merger to the SUG Board of Directors.
     At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $1.00 per share, of SUG (“SUG Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares owned by (i) SUG or any direct or indirect wholly owned subsidiary of SUG and (ii) SUG stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) will be cancelled and converted into the right to receive one Series B Unit of the Partnership (the “Merger Consideration”). The Series B Units will be a newly-created class of convertible securities of the Partnership that are expected to trade on the New York Stock Exchange (the “NYSE”) and will have the rights, preferences and privileges described below under “Description of Series B Units”.
Treatment of SUG Equity-Based Awards
     Pursuant to SUG’s equity incentive plans, individual award agreements and the terms of the Merger Agreement, all stock options and stock appreciation rights outstanding immediately prior to the Effective Time will vest. To the extent not exercised prior thereto, all unexercised stock options and stock appreciation rights will be cancelled immediately prior to the Effective Time. Each stock option and stock appreciation right so cancelled which has an exercise price of less than $33.00 will be converted into the right to receive an amount in cash equal to $33.00 less (i) the applicable exercise price and (ii) any applicable deductions and withholdings required by law.
     Shares of restricted stock for which restrictions have not otherwise lapsed or expired and are outstanding prior to the Effective Time will have their associated restrictions accelerate and expire immediately prior to the Effective Time and the total number of shares of SUG Common Stock subject to such restricted stock grant will be converted into the right to receive the Merger Consideration, less a number of Series B Units (valued at $33.00) equal to all deductions and withholdings required by law.
     Each unvested award of restricted share units, performance shares or phantom shares with respect to shares of SUG Common Stock under a SUG stock plan that is outstanding immediately prior to the Effective Time (a “SUG RSU”) will fully vest, and each SUG RSU will be converted into the right to receive a lump sum cash payment equal to $33.00 multiplied by the total number of shares underlying such SUG RSU, less any applicable deductions and withholdings required by law.
Representations, Warranties and Covenants
     The Merger Agreement includes customary representations, warranties and covenants of the Partnership and SUG. The Partnership and SUG have also agreed, subject to certain exceptions, to operate their respective businesses in the ordinary course until the Merger is consummated. SUG has agreed not to knowingly encourage or facilitate discussions with third parties regarding other proposals to acquire SUG and to certain restrictions on its ability to respond to any such unsolicited proposal.

Conditions to Closing
     Consummation of the Merger is subject to customary conditions, including, without limitation: (i) the adoption of the Merger Agreement by the stockholders of SUG, (ii) the expiration or early termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any required approvals thereunder, (iii) the receipt of approvals from the Federal Energy Regulatory Commission, the Massachusetts Department of Public Utilities, the Missouri Public Service Commission and the Federal Communications Commission, (iv) the effectiveness of a registration statement on Form S-4 relating to the Series B Units to be issued in the Merger, (v) the approval for listing by the NYSE of the Series B Units to be issued in the Merger, and (vi) the absence of any law, injunction, judgment or ruling prohibiting or restraining the Merger or making the consummation of the Merger illegal.
Termination
     The Merger Agreement contains certain termination rights for both the Partnership and SUG, including, among others, the right to terminate if the Merger is not completed by June 30, 2012, subject to extensions under certain circumstances, to December 31, 2012. In the event of a termination of the Merger Agreement under certain circumstances, SUG may be required to pay the Partnership a termination fee of either $92.5 million or $135 million, or the Partnership may be required to pay SUG a termination fee of $135.0 million, in each case depending on the circumstances of the termination. Additionally, in certain circumstances, upon termination of the Merger Agreement, the Partnership or SUG may be obligated to pay the other’s costs and expenses in an amount not to exceed $12.5 million.
     A copy of the Merger Agreement is filed as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.
     The Merger Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide factual information about the Partnership or SUG and should not be relied on by any other person or entity for any purposes. The Merger Agreement contains representations and warranties of the Partnership and SUG made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the Partnership and SUG and may be subject to important qualifications and limitations agreed to by the Partnership or SUG in connection with the negotiated terms, which qualifications and limitations are not necessarily reflected in the Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to unitholders or may have been used for purposes of allocating risk between the Partnership and SUG rather than establishing matters as fact.
Description of Series B Units
     Under the terms of the Partnership’s Fourth Amended and Restated Agreement of Limited Partnership, which will become effective upon the closing of the Merger (the “Partnership Agreement”), the Series B Units will generally vote with the Partnership’s common units (the “Common Units”) on an as-if converted basis on all matters on which the Common Units are entitled to vote. The Series B Units will have an initial liquidation value (the “Liquidation Value”) of $33.00 per Series B Unit, will generally be pari passu with the Partnership’s Series A Units in the event of liquidation and in priority for distributions, and will be entitled to the following quarterly cash distributions:
•	2.0625% (8.25% on an annualized basis) through the third year after issuance; and

•	thereafter, the greater of (i) 8.25% and (ii) the then current 3-month LIBOR rate plus 750 basis points, in each case, divided by 4.
If any required quarterly distribution is not made on the Series B Units, such amount will be added to the Liquidation Value of the Series B Units.
     Distributions on the Series B Units will be senior to distributions on Common Units so that no distributions will be made on the Common Units in any quarter unless and until distributions on the Series B Units for such quarter (excluding arrearages) are made. Distributions on the Common Units can be resumed in any quarter when the required distributions on the Series B Units for such quarter are made, but the quarterly cash distribution amount per unit on the Common Units may not be increased until all arrearages on the Series B Units have been paid.
     Additionally, the Partnership may redeem the Series B Units at its option at any time for the Liquidation Value. The Series B Units are convertible by the holder:
•	Beginning one year after issuance, into Common Units at a ratio determined by dividing the Liquidation Value (initially $33.00) by $42.857 (unless and until the Liquidation Value is adjusted, one Series B Unit will convert into 0.770 Common Units).

•	At any time, into Common Units at the ratio described above in the event of (and in advance of the record date for determining eligibility for) any distribution on the Common Units in excess of 25% greater than the average quarterly distributions on the Common Units during the preceding four calendar quarters.

•	At any time, in the event the Partnership exercises its option to redeem (but then only to the extent of the redemption), into a number of common units of Energy Transfer Partners, L.P., a Delaware limited partnership and a controlled subsidiary of the Partnership (the “ETP Common Units”), which could be purchased (at the then-current market price for ETP Common Units determined using the volume-weighted average trading price of ETP Common Units on the NYSE over a consecutive 10-trading day period) with cash equal to the Liquidation Value of the Series B Units being converted.
The full text of the Partnership Agreement is included in Exhibit 2.1 hereto and is incorporated herein by reference. The foregoing description of the Series B Units does not purport to be complete and is qualified in its entirety by reference to the full text of the Partnership Agreement.
Consulting and Non-Competition Agreements; Support Agreements
     On June 15, 2011, each of Mr. George L. Lindemann, SUG’s Chairman and Chief Executive Officer, and Mr. Eric D. Herschmann, SUG’s Vice Chairman, President and Chief Operating Officer, executed a Consulting Agreement (a “Consulting Agreement”) and a Non-Competition, Non-Solicitation and Confidentiality Agreement (a “Non-Competition Agreement”) with the Partnership and SUG. The effectiveness of the Consulting Agreements and the Non-Competition Agreements are contingent on the consummation of the Merger.
     Pursuant to the Consulting Agreements, each of Mr. Lindemann and Mr. Herschmann will receive a consulting fee of $3.0 million per year for each of the five years following the closing of the Merger. Pursuant to the Non-Competition Agreements, each of Mr. Lindemann and Mr. Herschmann will receive a non-competition fee of $7.0 million per year for each of the five years following the closing of the Merger. Mr. Lindemann and Mr. Herschmann are not members of the SUG Special Committee. Additionally, the amounts to be paid to Mr. Lindemann and Mr. Herschmann were not negotiated until after the amount of the Merger Consideration had been finally negotiated.
     Copies of each Consulting Agreement and each Non-Competition Agreement are filed as Exhibit 10.1, 10.2, 10.3 and 10.4 to this report and are incorporated herein by reference. The foregoing description of the Consulting Agreements and Non-Competition Agreements does not purport to be complete and is qualified in its entirety by reference to the Consulting Agreements and Non-Competition Agreements.
     Concurrently with the execution of the Merger Agreement, Mr. Lindemann, Mr. Herschmann and members of Mr. Lindemann’s family, who directly or indirectly own approximately 16,744,285 shares of SUG common stock (or 20,139,036 shares when including unvested options and shares of restricted stock that are not entitled to vote), representing approximately 13.43% of the shares outstanding and entitled to vote as of June 14, 2011, have entered into a Support Agreement with the Partnership and Merger Sub (the “Support Agreement”). The Support Agreement provides, among other things, that such stockholders will vote their shares in favor of adoption of the Merger Agreement unless there is a change of recommendation by SUG’s Board of Directors.

     The full text of the Support Agreement is included in Exhibit 2.1 hereto and is incorporated herein by reference. The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Support Agreement.
Forward-Looking Statements
     This report may include certain statements concerning expectations for the future, including statements regarding the anticipated benefits and other aspects of the proposed Merger, that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond the control of the management teams of the Partnership or SUG. Among those is the risk that conditions to closing the Merger are not met or that the anticipated benefits from the proposed Merger cannot be fully realized. An extensive list of factors that can affect future results are discussed in the reports filed with the Securities and Exchange Commission (the “SEC”) by the Partnership and SUG. Neither the Partnership nor SUG undertakes any obligation to update or revise any forward-looking statement to reflect new information or events.
Additional Information
     In connection with the Merger, the Partnership and SUG will file a joint proxy statement / prospectus and other documents with the SEC. Investors and security holders are urged to carefully read the definitive joint proxy statement / prospectus when it becomes available because it will contain important information regarding the Partnership, SUG and the Merger.
     A definitive joint proxy statement / prospectus will be sent to stockholders of SUG seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive joint proxy statement / prospectus (when available) and other documents filed by the Partnership and SUG with the SEC at the SEC’s website, www.sec.gov. The definitive joint proxy statement / prospectus (when available) and such other documents relating to the Partnership may also be obtained free of charge by directing a request to Energy Transfer Equity, L.P., Attn: Investor Relations, 3738 Oak Lawn Avenue, Dallas, Texas 75219, or from the Partnership’s website, www.energytransfer.com. The definitive joint proxy statement / prospectus (when available) and such other documents relating to SUG may also be obtained free of charge by directing a request to Southern Union Company, Attn: Investor Relations, 5444 Westheimer Road, Houston, Texas 77056, or from SUG’s website, www.sug.com.
     The Partnership, SUG and their respective directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed transaction. Information concerning the interests of the persons who may be “participants” in the solicitation will be set forth in the joint proxy statement / prospectus when it becomes available.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of the Exhibit
2.1
Agreement and Plan of Merger, dated as of June 15, 2011, by and among Energy Transfer Equity, L.P., Sigma Acquisition Corporation and Southern Union Company (including the Form of Fourth Amended and Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P.)

10.1	Support Agreement by and between Energy Transfer Equity, L.P., Sigma Acquisition Corporation and certain stockholders of Southern Union Company
10.2	Consulting Agreement, dated June 15, 2011, by and among Southern Union Company, Energy Transfer Equity, L.P. and Eric D. Herschmann
10.3	Consulting Agreement, dated June 15, 2011, by and among Southern Union Company, Energy Transfer Equity, L.P. and George L. Lindemann
10.4	Non-Competition, Non-Solicitation and Confidentiality Agreement, dated as of June 15, 2011, by and between Eric D. Herschmann, Southern Union Company and Energy Transfer Equity, L.P.
10.5	Non-Competition, Non-Solicitation and Confidentiality Agreement, dated as of June 15, 2011, by and between George L. Lindemann, Southern Union Company and Energy Transfer Equity, L.P.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Equity, L.P.
	By:	LE GP, LLC,
its general partner

Date: June 17, 2011	By:	/s/ John W. McReynolds
John W. McReynolds
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit
2.1
Agreement and Plan of Merger, dated as of June 15, 2011, by and among Energy Transfer Equity, L.P., Sigma Acquisition Corporation and Southern Union Company (including the Form of Fourth Amended and Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P.)

10.1	Support Agreement by and between Energy Transfer Equity, L.P., Sigma Acquisition Corporation and certain stockholders of Southern Union Company
10.2	Consulting Agreement, dated June 15, 2011, by and among Southern Union Company, Energy Transfer Equity, L.P. and Eric D. Herschmann
10.3	Consulting Agreement, dated June 15, 2011, by and among Southern Union Company, Energy Transfer Equity, L.P. and George L. Lindemann
10.4	Non-Competition, Non-Solicitation and Confidentiality Agreement, dated as of June 15, 2011, by and between Eric D. Herschmann, Southern Union Company and Energy Transfer Equity, L.P.
10.5	Non-Competition, Non-Solicitation and Confidentiality Agreement, dated as of June 15, 2011, by and between George L. Lindemann, Southern Union Company and Energy Transfer Equity, L.P.